AMENDMENT TO
GLOBAL EAGLE ENTERTAINMENT INC.
2017 OMNIBUS LONG-TERM INCENTIVE PLAN

This Amendment (this “Amendment”) to Global Eagle Entertainment Inc. 2017 Omnibus Long-Term Incentive Plan (the “Plan”) is effective as of April 13, 2018 (the “Effective Date”), which is the date that the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Global Eagle Entertainment Inc. (the “Company”) adopted this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Plan.

WHEREAS, the Committee approved the Plan on September 18, 2017, the Board adopted it on September 19, 2017 and the Company’s stockholders approved it on December 21, 2017; and

WHEREAS, pursuant to Section 14.2 of the Plan, the Committee may amend or otherwise modify the Plan from time to time.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan, subject to, and effective as of, the Effective Date:

1. References in the Plan to the terms “stockholder approval,” “approval by holders of a majority of the Shares entitled to vote generally in the election of directors,” “approval by holders a majority of the shares entitled to vote at a duly constituted meeting of stockholders of the Company” or similar terms shall be deemed to refer to approval by the Company’s stockholders to the extent required by, and, if so required, in accordance with, the listing requirements of any principal securities exchange or market on which the Shares are then traded or any other applicable law or regulation.

2. All other terms and conditions of the Plan not otherwise amended or modified by this Amendment, either expressly or by necessary implication, shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed by the undersigned.